    As filed with the Securities and Exchange Commission on October 8, 1996

                                           Registration Statement No. 333-13587

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                          --------------------------



                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933



                          --------------------------

                            FERROFLUIDICS CORPORATION
             (Exact name of Registrant as specified in its charter)


        MASSACHUSETTS                                             02-0275185
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                                 40 SIMON STREET
                           NASHUA, NEW HAMPSHIRE 03061
                    (Address of principal executive offices)


                FERROFLUIDICS CORPORATION AMENDED AND RESTATED
                      1995 STOCK OPTION AND INCENTIVE PLAN


                FERROFLUIDICS CORPORATION AMENDED AND RESTATED
                      1995 NON-QUALIFIED STOCK OPTION PLAN


                FERROFLUIDICS CORPORATION AMENDED AND RESTATED
                           1994 RESTRICTED STOCK PLAN
                            (Full title of the Plan)


                         -------------------------------


                               PAUL F. AVERY, JR.
                       Chairman of the Board and Treasurer
                            SALVATORE J. VINCIGUERRA
                      President and Chief Executive Officer
                            FERROFLUIDICS CORPORATION
                                 40 Simon Street
                           Nashua, New Hampshire 03061
                     (Name and address of agent for service)


                                 (603) 883-9800
          (Telephone number, including area code, of agent for service)


                          ----------------------------


                                    Copy to:
                              STUART M. CABLE, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                           Boston, Massachusetts 02109
                                 (617) 570-1000


                          ----------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 7th day of October, 1996.

                                       FERROFLUIDICS CORPORATION

                                       By: /s/ Salvatore J. Vinciguerra
                                          -------------------------------------
                                          Salvatore J. Vinciguerra
                                          President and Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Ferrofluidics Corporation hereby severally constitute Paul F. Avery, Jr. and Salvatore J. Vinciguerra and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable Ferrofluidics Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be singed by our said attorneys, or any of them, to said Registration Statement and any all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
Signature                             Title                                 Date
---------                             -----                                 ----
/s/ Salvatore J. Vinciguerra          President and Chief Executive         October 7, 1996
-------------------------------       Officer (Principal Executive
Salvatore J. Vinciguerra              Officer)


/s/ Paul F. Avery, Jr.
-------------------------------       Chairman of the Board and             October 7, 1996
Paul F. Avery, Jr.                    Treasurer


/s/ William B. Ford
-------------------------------       Vice President and Chief              October 7, 1996
William B. Ford                       Financial Officer (Principal
                                      Financial Officer)


/s/ Stephen P. Morin
-------------------------------       Controller (Principal                 October 7, 1996
Stephen P. Morin                      Accounting Officer)


/s/ Stephen B. Hazard
-------------------------------       Director                              October 7, 1996
Stephen B. Hazard

/s/ Dennis R. Stone
-------------------------------       Director                              October 7, 1996
Dennis R. Stone

/s/ Howard F. Nichols
-------------------------------       Director                              October 7, 1996
Howard F. Nichols

/s/ Robert P. Rittereiser
-------------------------------       Director                              October 7, 1996
Robert P. Rittereiser

/s/ Dean Kamen
-------------------------------       Director                              October 7, 1996
Dean Kamen